Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of January 1, 2025, by and between Duos Technologies Group, Inc., a Florida corporation with its principal place of business located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 (the “Company”), and Christopher King, an individual and resident of the State of Florida (“Executive” and together with the Company, the “Parties” and each, a “Party”).

RECITALS

A. The Company wishes to employ Executive as Chief Operating Officer because Executive possesses certain knowledge and skills relating to the Company’s business, structure and operations that the Company wishes to retain for the development and success of the Company’s business.

B. The Company wishes to employ Executive, and Executive wishes to be employed by the Company, on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration mutually exchanged by the Parties, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Employment; Duties.

(a) The Company hereby employs Executive, and Executive hereby accepts employment, as Chief Operating Officer of the Company, subject to the terms and conditions set forth in this Agreement. As Chief Operating Officer, Executive shall have such duties, responsibilities and authority as are commensurate and consistent with such position and as may, from time to time, be assigned to him by the Chief Executive Officer and board of directors of the Company (the “Board”). During the Term (as defined herein), Executive shall devote his full business time and efforts to the performance of his duties hereunder, unless otherwise explicitly authorized by the Board.

(b) Notwithstanding the foregoing, the Executive is authorized to simultaneously hold the position of Chief Operating Officer of New APR Energy. The Executive will ensure sufficient time and effort is provided to lead both companies and will report to the Board of Directors any potential conflicts of interest.

2. Term of Employment. The term of Executive’s employment hereunder, unless sooner terminated as provided herein (the “Initial Term”), shall be for a period of three years, commencing January 1, 2025 (the “Commencement Date”) and ending on December 31, 2027. The term of this Agreement shall automatically be exended for additional terms of one (1) year each (each a “Renewal Term”), unless either Party gives prior written notice of non-renewal (“Non-Renewal Notice”) to the other Party no later than sixty (60) days prior to the expiration of the then current Term (as defined herein). For purposes of this Agreement, the Initial Term and any Renewal Term are hereinafter collectively referred to as the “Term.”

3. Compensation of Executive.

(a) Base Salary. Beginning on the Effective Date, the Company agrees to pay the Executive a base salary at the annual rate of Three-Hundred and Twenty Five Thousand Dollars ($325,000). All salary, bonus, or other compensation payable to the Executive shall be subject to the customary withholding, FICA, medical and other tax and other employment taxes and deductions as required by federal, state and local law with respect to compensation paid by an employer to an employee. The Board of Directors and any committees thereof shall perform an annual review of Executive’s salary based on a review of Executive’s performance of his duties and the Company’s other compensation policies. Salary is to be paid twice a month; 24 times per year in accordance with the normal company payroll policy and timing.

(b) Annual Performance Bonus. Beginning on the effective date, in addition to the Base Salary, the Executive is eligible for an annual performance bonus in an amount up to 80% of the Executive’s base salary Two-Hundred Sixty Thousand Dollars ($260,000) per year in accordance with criteria, including but not limited to revenue targets, profitability and other key performance indicators as recommended by the CEO and accepted by the Board of Directors as part of the Annual Strategic Plan. The annual performance bonus will be calculated based on meeting specified metrics aggregated from January 1st to December 31st. The bonus, once calculated and approved by the Board of Directors will be paid in two payments (one in April and one in October).

(c) Equity Compensation. The Executive will be awarded a total of 225,000 restricted stock shares which will be cliff vested after a period of three years starting January 1, 2025. Any previous equity and/or stock options awarded (either vested or unvested) will be cancelled. For avoidance of doubt, the unvested restricted stock will be forfeited should Executive no longer be employed by the Company prior to the three year or if terminated for cause. For avoidance of doubt in the event of a change of control where more than 51% of company ownership is sold all equity compensation issued will be fully vested prior to the transaction. A separate equity award agreement will be generated and upon execution of this Agreement, Executive and the Company shall enter into that Equity Incentive Award Agreement in the form attached hereto as Exhibit A (“Equity Incentive Award Agreement”).

(d) Expenses. Pursuant to the Company’s customary policies in force at the time of payment, Executive shall be reimbursed within 30 days, against presentation of vouchers or receipts therefor, for all expenses properly and reasonably incurred by Executive on behalf of the Company in the performance of Executive’s duties hereunder.

(e) Benefits. Executive shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health (for Executive and his immediate family) and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior executives (the “Benefit Plans”).

(f) Vacation Benefits. During the Term, the Executive shall be entitled to receive vacation benefits in accordance with the Company’s applicable policies and procedures in effect as of the Effective Date of this Agreement, or which becomes effective during the Term of this Agreement and/or any renewal or extension period thereafter. Subject to said vacation policies and procedures, the Executive shall be entitled to receive four (4) weeks of Company paid vacation, per year.

(g) Indemnification and D&O Insurance. The Company agrees to indemnify the Executive to the maximum extent permitted by the Company’s Articles of Incorporation or Bylaws, including, providing to the Executive, if applicable, any Directors or Officers Insurance Policy, in effect as of the Effective Date, or which becomes effective during the Term of this Agreement and/or any renewal or extension period thereafter, with such indemnification of the Executive to be on terms determined by the Board, or any of its authorized Committees, but on terms no less favorable than provided to any other Company executive, officer or director.

4. Termination; Disability; Resignation; Termination Without Cause.

(a) Termination for Cause. The Company shall have the right to terminate the Executive’s employment hereunder for Cause. Upon such termination for Cause, Executive shall have no further duties or obligations under this Agreement (except as provided in Section 8) and the obligations of the Company to Executive shall be as set forth below. For purposes of this Agreement, “Cause” shall mean:

(i)Executive’s indictment or conviction of a felony or any crime involving moral turpitude under federal, state or local law;

(ii)Executive’s failure to perform (other than as a result of Executive's being Disabled), in any material respect, any of his duties or obligations under or in accordance with this Agreement for any reason whatsoever, including, without limitation, failure to execute or comply with a direction of the Board, and the Executive fails to cure such failure after written cure notification from the Board of Directors. Upon receipt of a cure notice, the Executive shall acknowledge and provide a written corrective action plan within ten business days for approval by the Board of Directors. The Executive shall implement and report progress of the corrective action plan. If the Board of Directors determines the corrective action plan is not effective they may approve the Executive’s termination for cause.

(iii)Executive commits any dishonest, malicious or grossly negligent act which is materially detrimental to the business or reputation of the Company, or the Company’s business relationships, provided, however, that in such event the Company shall give the Executive written notice specifying in reasonable detail the reason for the termination;

(iv)Any intentional misapplication by Executive of the Company’s funds or other material assets, or any other act of dishonesty injurious to the Company committed by Executive; or

(v)Executive’s use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the Board of Directors reasonably determines renders Executive unfit to serve in his capacity as Chief Operating Officer of the Company.

In the event the Company terminates the Executive's employment for Cause, then the Executive shall be entitled to receive only such compensation, expenses and/or benefits that have been earned, accrued or vested as of the date of such termination (collectively, “Accrued Obligations”).

(b) Disability. The Company shall have the right to terminate the Executive's employment hereunder by reason of the Executive's becoming Disabled for an aggregate period of ninety (90) days in any consecutive three hundred sixty (360) day period (the “Disability Period”).

(i)“Disabled” as used in this Agreement means that, by reason of physical or mental incapacity, Executive shall fail or be unable to substantially perform the essential duties of his employment with or without reasonable accommodation.

(ii)In the event Executive is Disabled, during the period of such disability he shall continue to receive his base compensation in the amount set forth in Section 3(a) hereof, which base compensation shall be reduced by the amount of all disability benefits he actually receives under any disability insurance program in place with the Company until the first to occur of (1) the cessation of the Disability or (2) the termination of this Agreement by the Company. During the period of Disability and prior to termination, the Executive shall continue to receive the benefits provided in Section 3 hereof.

(iii)For the purposes of this Section 4(b), any amounts to be paid to Executive by the Company pursuant to subsection (B) above, shall not be reduced by any disability income insurance proceeds received by him under any disability insurance policies owned or paid for by the Executive.

(iv)If the Executive is terminated at the end of the Disability Period, then the Executive shall receive only such compensation, expenses and/or benefits that have been earned, accrued or vested as of the date of such termination.

(c) Death. The Company's employment of the Executive shall terminate upon his death and all payments and benefits shall cease upon such date provided, however, that under this Agreement the estate of such Executive shall be entitled to receive such compensation, expenses and/or benefits that have been earned, accrued or vested as of the date of such termination.

(d) Termination by the Executive for Good Reason.

The Executive may elect, by written notice to the Company, such notice to be effective immediately upon receipt by the Company, to terminate his employment hereunder if:

(i)The Company sells all or substantially all of its assets and the Executive is not retained or otherwise has his employment terminated;

(ii)The Company merges or consolidates with another business entity in a transaction immediately following which the holders of all of the outstanding shares of the voting capital stock of the Company own less than a majority of the outstanding shares of the voting capital stock of the resulting entity (whether or not the resulting entity is the Company); provided, however, that the Executive shall not be permitted to terminate his employment under this subsection unless he notifies the Company in writing that he does not approve of the transaction or the directors selected to serve on the Board after the merger or similar transaction described herein; or

(iii)The Company defaults in making any of the payments required under this Agreement and said default continues for a ninety (90) day period after the Executive has given the Company written notice of the payment default.

If the Executive elects to terminate his employment hereunder pursuant to this Section 4(d), then the Company shall continue to pay to the Executive his base salary, awarded bonus amounts and all benefits owed hereunder through the end of the current Term.

(e) Resignation. If the Executive voluntarily resigns during the Term of this Agreement or any Renewal Term other than pursuant to Section 4(d) hereof, then all payments and benefits shall cease on the effective date of resignation, provided that under this Agreement the Executive shall be entitled to receive such compensation, expenses and/or benefits that have been earned, accrued or vested as of and through the date of such termination, such date of termination to be mutually agreed upon between the Executive and the Company.

(f) Termination Without Cause. The Company may terminate this Agreement at any time, for any reason, or for no reason, effective immediately upon notice to Executive, delivered in accordance with Section 6 of this Agreement, stating Company’s intention to terminate this Agreement. If the Company terminates this Agreement pursuant to this Section 4(f) during the Term of this Agreement or any Renewal Term, then the Company shall continue to pay to the Executive his base salary hereunder for a period of 12 months and shall receive all Accrued Obligations as of the date of such termination.

5. Covenants.

(a) Confidentiality.

(i) Proprietary Information. Executive understands and acknowledges that, during the course of his employment with the Company, Executive shall create and has created, as well as shall be granted and has been granted access to, certain valuable information relating to the business of the Company that provides the Company with a competitive advantage (or that which could be used to the disadvantage of the Company by a Competitive Business, as defined herein), which is not generally known by, nor easily learned or determined by, persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: Developments (as defined herein), the Company’s products, applications, methods, trade secrets and other intellectual property, the research, development, procedures, manuals, confidential reports, technical information, financial information, business plans, prospects of opportunities, purchasing, operating and other cost data, employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company as Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Proprietary Information shall not include such information that Executive can demonstrate is generally available to the public (other than as a result of a disclosure by Executive).

(ii) Duty of Confidentiality. Executive agrees at all times, both during and after Executive’s employment with the Company, (i) to hold all Proprietary Information in a confidential manner for the benefit of the Company, to reasonably safeguard all such Proprietary Information; and (ii) to adhere to any non-disclosure, confidentiality or other similar agreements to which Executive or the Company is or becomes a party or subject thereto. Executive also agrees that he shall not, directly or indirectly, disclose any such Proprietary Information to, or use such Proprietary Information for the benefit of, any third person or entity outside the Company, except to persons identified in writing by the Company. Executive further agrees that, in addition to enforcing this restriction, the Company may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets.

(iii) Investors, Other Third-Parties, and Goodwill. Executive acknowledges that all Company Investors, together with all distributors, vendors, customers, representatives, agents, licensees and third-parties (“Other Third Parties”) that the Executive interacts and works with while employed by Company, are doing business with the Company and not with the Executive, personally, and that in the course of dealing with such Investors and Other Third Parties, the Company has established goodwill with respect to each such Investor and Other Third Party that is created and maintained at the Company’s expense (“Third-Party Goodwill”). Executive also acknowledges that, by virtue of his employment with the Company, he has gained or will gain knowledge of the business needs of, and other information concerning, the Investors and Other Third Parties, and that Executive will inevitably have to draw on such information if Executive solicits or provides services to any Investor or Other Third Parties on his own behalf or on behalf of a Competitive Business. For purposes of this Agreement, “Competitive Business” shall mean any enterprise engaged in any business or entity similar to or competitive with the type of business conducted by the Company or any division or subsidiary of the Company which shall have succeeded to or is engaged in the business of the Company at the time the Executive’s employment with the Company terminates or other business that is substantially similar to that which the Company is engaged, or plans to be engaged, so long as Executive is directly involved in such business or planned business on behalf of the Company.

(iv) Nondisparagement. The Executive agrees that at no time during his employment by the Company or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company or any of its respective directors, officers or employees. Likewise, the Company agrees to not disparage the Executive so long as the Executive seperates from the Company in good standing and abides by all terms of this agreement and signed non-disclosure and non-compete agreements.

(b) Covenant Not To Disclose, Compete or Solicit. Upon execution of this Agreement, Executive and the Company shall enter into that certain Non-Disclosure, Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit A (“Non-Disclosure, Non-Competition and Non-Solicitation Agreement”).

(c) Assignment of Developments.

(i) Executive acknowledges and agrees that all developments, including, without limitation, the creation of new products, devices, inventions, discoveries, concepts, ideas, improvements, patents, trademarks, trade names, trade dress, service marks, copyrights, domain names, trade secrets, designs, works, reports, computer software or systems, flow charts, diagrams, procedures, data, documentation, and writings and applications thereof, including all results and proceeds of the foregoing, relating to the Business or future business of the Company that Executive, alone or jointly with others, has discovered, suggested, conceived, created, made, developed, reduced to practice, or acquired during Executive’s employment with or as a result of Executive’s employment with the Company (collectively, “Developments”) are being prepared by Executive as an employee of the Company within the scope of Executive’s employment and shall be considered as “works made for hire” and shall remain the sole and exclusive property of the Company, free of any reserved or other rights of any kind on Executive’s part. If and to the extent the fact that the Developments are works made for hire is not effective to place ownership of the Developments and all rights therein to the Company, then Executive hereby solely, exclusively and irrevocably assigns and transfers to the Company any and all of his right, title and interest in and to the Developments. Executive agrees to disclose to the Company promptly and fully all future Developments and, at any time upon request and at the expense of the Company, to execute, acknowledge and deliver to the Company all instruments that the Company shall prepare and to take any and all other actions that are necessary or desirable, in the reasonable opinion of the Company, to evidence or effectuate all or any of the Company’s rights hereunder, including executing and delivering patent, trademark or copyright applications and instruments of assignment to the Company and enabling the Company to file instruments of assignment for, to file and prosecute applications for, and to acquire, maintain, and enforce, all patents, trademarks or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All data, memoranda, notes, lists, drawings, records, files, investor and client/customer lists, supplier lists, and other documentation (and all copies thereof) made or compiled by Executive or made available to Executive concerning the Developments or otherwise concerning the past, present, or planned business of the Company are the property of the Company, and shall be delivered to the Company immediately upon the termination of Executive’s employment with the Company.

(ii) If any patent, trademark or copyright application is filed by Executive or on Executive’s behalf during Executive’s employment with the Company or within one (1) year after Executive’s leaving the Company’s employ, describing a Development within the scope of Executive’s work for the Company or which otherwise relates to a portion of the business of the Company, of which the Executive had knowledge during Executive’s employment with the Company, it is to be conclusively presumed that the Development was conceived by Executive during the period of such employment.

(d) Remedies. Executive acknowledges that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Proprietary Information. Executive further acknowledges and agrees that damages for a breach or threatened breach of any of the covenants set forth in this Section 5 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith and the termination of the Company’s obligations in Section 4, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction without the necessity of showing any actual damages or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish Executive’s ability to earn a livelihood or create or impose upon Executive any undue hardship. Executive also agrees that any request for such relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert.

(e) Rights to Materials and Return of Materials. All papers, files, notes, correspondence, lists, software, software code, memoranda, e-mails, price lists, plans, sketches, documents, reports, records, data, research, proposals, specifications, technical information, models, flow charts, schematics, tapes, printouts, designs, graphics, drawings, photographs, abstracts, summaries, charts, graphs, notebooks, investor lists, customer/client lists, information on the use, development and integration of software, information relating to the research, development, preparation, maintenance and sale of any Company created products, and all other compilations of information, regardless of how such information may be recorded and whether in printed form or on a computer or magnetic disk or in any other medium (together with all copies of such documents and things) relating to the Business of the Company or containing Proprietary Information and/or Developments, which Executive shall use or prepare or come in contact with in the course of, or as a result of, Executive’s employment by the Company shall, as between the parties to this Agreement, remain the sole property of the Company. Laptop computers, other computers, software and related data, information and other property provided to Executive by the Company or obtained by Executive, directly or indirectly, from the Company, also shall remain the sole property of the Company. Upon the termination of Executive’s employment or upon the prior demand of the Company, Executive shall immediately return all such materials and things to the Company and shall not retain any copies or remove or participate in removing any such materials or things from the premises of the Company after termination or the Company’s request for return.

6. Notices. Any notice or communication given by either Party hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company:	Duos Technologies Group, Inc. 7660 Centurion Parkway, Suite 100 Jacksonville, FL 32256 Attention: Adrian Goldfarb, CFO agg@duostech.com

With a copy to:	J. Thomas Cookson 200 South Biscayne Blvd, Suite 4100 Miami, FL 33131 tcookson@schutts.com

If to Executive:	Christopher King XXXX

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

7. Miscellaneous.

(a) Representations and Covenants. In order to induce the Company to enter into this Agreement, the Executive makes the following representations and covenants to the Company and acknowledges that Company is relying upon such representations and covenants:

(i) No agreements or obligations exist to which the Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling any and all of the terms and conditions of this Agreement.

(ii) Executive, during his employment, shall use his best efforts to disclose to the Board, in writing, or by other effective method, any bona fide information known by him, which he reasonably believes is not known to the Board, and which he reasonably believes would have any material negative impact on the Company.

(b) Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes the effectiveness all other prior agreements and understandings between the Parties or between Executive and the Company with respect to such subject matter.

(c) Amendment; Waiver. The Parties agree that this Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the Party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

(d) Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company’s business. Executive’s rights or obligations under this Agreement may not be assigned by Executive.

(e) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f) Governing Law; Jurisdiction; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes, by the laws and public policy of the State of Florida, except as it pertains to conflict of laws principles. Jurisdiction and venue shall be conferred upon the state and federal courts located in the State of Florida.

(g) Further Assurances. Each of the Parties agree to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time, and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

(h) Severability. The Parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the Parties further agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

(i) Withholding Taxes. All payments hereunder shall be subject to any and all applicable federal, state, local and foreign withholding taxes.

(j) Compliance with Section 409A. Notwithstanding anything herein to the contrary, (i) if at the time of Executive’s termination of employment with the Company the Executive is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax while, to the extent possible, preserving the overall economic benefit to the Executive of such payments or benefits. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 7 (k); provided that neither the Company nor any of its officers, directors, shareholders, employees, agents or representatives shall have any liability to the Executive with respect thereto.

(k) Survival. Notwithstanding the termination of the Executive’s employment hereunder, the terms, conditions and provisions contained herein shall survive such termination.

(l) Counterparts. The Parties agree that this Agreement may be signed in two (2) or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed, or have caused to have executed, this Agreement as of the day and year first above written.

DUOS TECHNOLOGIES GROUP INC.

By:	/s/ Charles Ferry
Name: Charles Ferry Title: Chief Executive Officer

EXECUTIVE

By:	/s/ Christopher King
Christopher King, an individual

Exhibit A

EQUITY AWARD AGREEMENT

This Equity Award Agreement (this “Agreement”) is entered into as of January 1, 2025, by and between Duos Technologies Group, Inc., a Florida corporation (the “Company”), and Christopher King (the “Grantee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has made the equity awards specified below to the Grantee pursuant to the terms of the Duos Technologies Group, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do agree as follows;

1. Grant Award of Restricted Stock. The Company hereby awards, subject to the terms of this Agreement and the Plan, 225,000 shares of the authorized shares of common stock of the Company, subject to the restrictions connected herein (the “Restricted Stock”). In order to accept the grant of the Restricted Stock hereunder, the Grantee must deliver to the Company:

(a) This Agreement, duly executed;

(b) His Employment Agreement, dated as of the date hereof, between the Company and the Grantee (the “Employment Agreement”), duly executed; and

(c) An acknowledgment of the cancellation, effective December 31, 2024, of all options previously granted by the Company to the Grantee, whether under the Plan or otherwise, including those listed on Attachment 1 hereto.

2. Vesting. Subject to the terms hereof and the Plan, all of the Restricted Stock shall vest on December 31, 2027 (the “Vesting Date”), subject to the Grantee continuing to provide services as an employee of the Company or a Related Corporation through such date. Except as provided herein, none of the Restricted Stock shall vest prior to the Vesting Date.

3. Forfeiture of Restricted Stock. Subject to Section 4, notwithstanding any other provision of this Agreement, all of the Restricted Stock granted hereunder shall be forfeited by the Grantee and canceled in the event any of the following events occur prior to the Vesting Date:

(a) The termination of the Grantee's employment with the Company for Cause or without Good Reason, as such terms are defined in the employment agreement of such Grantee, or if such term or terms is not defined in the employment agreement or there is not an employment agreement as amended or if the Company discovers or becomes aware after termination of the Grantee’s employment of conduct by the Grantee during employment that would have constituted Cause; or

(b) The occurrence of any one or more of the following:

(i) The Grantee purchases or sells securities of the Company without written authorization in accordance with the Company’s insider trading policy then in effect, if any;

(ii) The Grantee (A) discloses, publishes or authorizes anyone else to use, disclose or publish, without the prior written consent of the Company, any proprietary or confidential information of the Company, including, without limitation, any information relating to existing or potential customers, business methods, financial information, trade or industry practices, sales and marketing strategies, employee information, vendor lists, business strategies, intellectual property, trade secrets or any other proprietary or confidential information or (B) directly or indirectly uses any such proprietary or confidential information for the individual benefit of the Grantee or the benefit of a third party;

(iii) The Grantee fails to reasonably cooperate to effect a smooth transition of the Grantee’s duties and to ensure that the Company is apprised of the status of all matters the Grantee is handling or is unavailable for consultation after termination of employment of the Grantee if such availability is a condition of any agreement to which the Company and the Grantee are parties;

(iv) The Grantee fails to assign all of such Grantee’s rights, title and interest in and to any and all ideas, inventions, formulas, source codes, techniques, processes, concepts, systems, programs, software, computer data bases, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable or subject to copyright or trademark or trade secret protection, developed and produced by the Grantee used or intended for use by or on behalf of the Company or the Company’s clients;

(v) The Grantee acts in a disloyal manner to the Company, such as making comments, whether oral or in writing, that tend to disparage or injure (i) the reputation or business of the Company or its Affiliates, or is likely to result in discredit to, or loss of business, reputation, or goodwill of, the Company or its Affiliates or (ii) its directors, officers, or stockholders; or

(vi) A finding by the Board that the Grantee has acted against the interests of the Company or in a manner that has or may have a detrimental effect on the Company.

4. Accelerated Vesting. If, prior to the Vesting Date, any of the following events occurs, all of the Restricted Stock granted hereunder shall be deemed to be fully vested as of the date of such event (provided that the Grantee has continued to provide services as an employee of the Company or a Related Corporation through the date of such event):

(a) The Grantee becomes disabled (as defined in the Employment Agreement, as it may be amended, or any other agreement between the Grantee and the Company or any Related Corporation);

(b) The Grantee dies;

(c) The Company or any Related Corporation terminates the services provided by the Grantee to the Company and all Related Corporations (if any) without Cause (as defined in the Employment Agreement, as it may be amended, or any other agreement between the Grantee and the Company or any Related Corporation);

(d) The Grantee terminates the services provided by him to the Company and all Related Corporations (if any) for Good Reason (as defined in the Employment Agreement, as it may be amended, or any other agreement between the Grantee and the Company or any Related Corporation); or

(e) The consummation, after the date hereof, pursuant to a transaction or series of related transactions, of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) (other than any individual, entity or group named as a 5% Beneficial Holder in the beneficial ownership table in the Company’s Proxy Statement dated August 16, 2024 (or any affiliate thereof))  of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) a merger of the Company into or consolidation of the Company with any other entity, or a merger by another entity into or a consolidation of another entity with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) a sale or transfer by the Company of all or substantially all of its assets to another entity and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof.

5. Transfer. Prior to any vesting in full of the Restricted Stock, the Grantee may not transfer, sell, gift, dispose of, assign or pledge, whether voluntarily or involuntarily, any of the Restricted Stock.

6. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Company that:

(a) He is an Accredited Investor, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended;

(b) He is familiar with all aspects of the Company and its business, financial condition, operations, and prospects and has reviewed all of the Company’s filings with the Securities and Exchange Commission; and

(c) He has received no representation or warranty from the Company or anyone acting on the Company’s behalf.

7. Section 83(b) Election. The Grantee is eligible to make an election under Section 83(b) of the Code with respect to his initial receipt of the Restricted Stock, in the form attached hereto as Exhibit B, within thirty (30) days of the issuance of such Restricted Stock and agrees to promptly provide a copy of any such election to the Company. The Grantee hereby acknowledges that if the Grantee makes this election, to the extent determined necessary by the Grantee, he will have reviewed with his own tax advisors the tax consequences of this Award Agreement, the grant and its surrounding circumstances, and the terms and structure of the Grantee’s ownership of the Restricted Stock, and is relying solely on such advisors and not on any statements or representations of the Company or any of its subsidiaries or agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as result of the transactions contemplated by this Award Agreement or relating in any manner to the Restricted Stock.

8. Miscellaneous.

(a) Tax Withholding. The Company shall have the right to deduct (or cause the deduction) from any payments due to the Grantee, any taxes required by law to be withheld with respect to the Restricted Stock. The Grantee hereby indemnifies and holds harmless the Company and its affiliates for all U.S. federal and applicable state and local taxes, interest, penalties, and other additions thereto in connection with the grant of the Restricted Stock.

(b) Amendments, Waiver. This Award Agreement may only be amended by the written consent of the parties to this Award Agreement at the time of such amendment. Either party’s failure to enforce any of the provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Award Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other available legal remedy.

(c) No Fiduciary Relationship. This Award Agreement shall not establish any fiduciary relationship between the Company or the Grantee.

(d) Governing Law. This Award Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to any conflicts of laws rules or principles that would result in the application of the laws of any other jurisdiction.

(e) Validity. If any provision of this Award Agreement is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Award Agreement shall remain in full force and effect.

(f) No Right of Employment. Nothing in this Award Agreement shall confer on the Grantee any right to continue in the employ of the Company or any of its subsidiaries or limit in any way the right of the Company or any of its subsidiaries to terminate the Grantee’s employment at any time, with or without cause subject to the terms of the Employment Agreement, as it may be amended.

(g) Entire Agreement; Counterparts. This Award Agreement and the Plan constitute the entire agreement of the parties with respect to the Restricted Stock and supersede all prior undertakings and agreements with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Award Agreement, that are not fully expressed herein and the Plans. This Award Agreement may be executed and delivered in multiple counterparts, including by electronic signature and/or delivery method, all of which shall be considered one and the same agreement.

(h) Further Assurances. Each party to this Award Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Award Agreement.

(i) Construction. Whenever used in this Award Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections herein have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(j) Successors. The rights and obligations of the Company under this Award Agreement shall be transferable to any successor to all or substantially all of its business. Except as otherwise contemplated herein, the rights and obligations of the Grantee under this Award Agreement may only be assigned with the prior written consent of the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of date first written above.

COMPANY DUOS TECHNOLOGIES GROUP INC.

By:
Name: Charles P. Ferry Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of date first written above.

GRANTEE:

Printed Name: Christopher King

ADDRESS:
XXXX

ATTACHMENT 1

	Existing Options Grants
	Series 2	Series 3	Series 4	Series 5	Series 6	Series 6A
Strike Price	$4.74	$6.00	$4.18-$4.32	$6.41	$4.22	$4.22
Expriation	31-Mar-25	31-Mar-25	31-Aug-25	31-Dec-26	31-Mar-28	30-Nov-28

Chris King
Number						70,000
Vested						23,333
Un-vested						46,667
Cancelled						70,000	(70,000)

EXHIBIT A - NONDISCLOSURE, NON-SOLICITATION AND

COVENANT NOT TO COMPETE AGREEMENT

In consideration of, and as a condition of, his or her employment or continued employment as an employee or independent contractor by Duos Technologies, Inc. (which, along with any parent or subsidiary, is hereinafter referred to as the "COMPANY"), and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the COMPANY and the individual named on the signature page hereof (hereinafter referred to as "EMPLOYEE" irrespective of the individual's employment by COMPANY as an employee or as an independent contractor) hereby agree as of the date set forth below as follows:

1. Obligations of Nondisclosure and Nonuse of Confidential Information. EMPLOYEE shall not at any time, whether during or after the termination of his or her employment, reveal to any person or entity or use for any purpose any of the trade secrets or confidential information concerning the organization, business or finances of the COMPANY or of any third party which the COMPANY is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his or her duties as an employee or independent contractor of the COMPANY.

2. Restrictions on Use and Disclosure of COMPANY Materials. EMPLOYEE shall not at any time, whether during or after the termination of his or her employment, make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature, or copies thereof, in whole or in part, relating to any matter within the scope of the business of the COMPANY or concerning any of its dealings or affairs (collectively, the "COMPANY Materials") otherwise than for the benefit of the COMPANY. All COMPANY Materials are and shall at all times be and remain the sole and exclusive property of the COMPANY. Immediately upon the termination of his or her employment, EMPLOYEE shall deliver all COMPANY Materials to the COMPANY, at its main office.

3. Rights to Inventions and Work Product. For the purposes of this Agreement, the term "Inventions and Work Product" means any invention, modification, discovery, design, development, improvement, process, method, software program, work of authorship, work product, documentation, formula, data, technique, or know-how that EMPLOYEE (either alone or jointly with others) makes, conceives, creates, discovers, invents or reduces to practice prior to, or during his or her employment that

(a)	relates to the business of the COMPANY or any customer of or supplier to the COMPANY,
(b)	relates to any of the products or services being developed, manufactured or sold by the COMPANY,
(c)	results from tasks assigned him or her by the COMPANY, or
(d)	results from the use of premises or personal property (whether tangible or intangible) owned, leased, or contracted for by the COMPANY.

EMPLOYEE represents and warrants to the COMPANY that he or she currently claims no rights in any invention, patented or not patented, modification, discovery, design, development, improvement, process, method, software program, work of authorship, work product, documentation, formula, data, technique or know-how described in subsections (a) through (d) above, except for those set forth and described on Schedule A hereof. If none are set forth on Schedule A. the EMPLOYEE thus warrants that none exist. All Inventions and Work Product, all intellectual property rights therein and thereto, and the benefits thereof are and shall immediately become the sole and absolute property of the COMPANY and its assigns, as works made for hire or otherwise. EMPLOYEE shall promptly disclose to the COMPANY (or any persons designated by it) all such Inventions and Work Product. EMPLOYEE hereby assigns any and all rights that EMPLOYEE has, may have or may acquire in any and all Inventions and Work Product, all intellectual property rights therein and thereto, and the benefits thereof to the COMPANY and its assigns without further compensation. EMPLOYEE shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the COMPANY.

4. Further Acts. EMPLOYEE will, during his or her employment and at any time thereafter, at the request and cost of the COMPANY, promptly sign, execute, make and do all such deeds, documents, acts and things as the COMPANY and its duly authorized agents may reasonably require to apply for, obtain, register and vest in the name of the COMPANY alone (unless the COMPANY otherwise directs) letters patent, copyrights, trademarks or other analogous protection for all Inventions and Work Product in any country throughout the world and when so obtained or vested to renew and restore the same, and to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection. In the event the COMPANY is unable, after reasonable effort, to secure EMPLOYEE's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to any Inventions and Work Product, whether because of his or her physical or mental incapacity or for any other reason whatsoever, EMPLOYEE hereby irrevocably designates and appoints the COMPANY and its duly authorized officers and agents as his or her agent and attorney-in-fact, to act for and on his or her behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by him or her.

5. Non-Solicitation of Employees. For a period of one year after the date on which EMPLOYEE's employment with the COMPANY terminates for any reason, whether voluntarily or involuntarily, EMPLOYEE shall not, without the COMPANY's prior written consent, solicit or hire any person who is employed by the COMPANY. However, the above will not apply to a) an individual who responds to a general solicitation of employment or a generalized employee search by headhunter/search firms (in either case not specifically directed at any employee of the COMPANY or b) soliciting or hiring any former COMPANY Employee whose employment has been terminated by the COMPANY prior to the first date of the solicitation.

6. Non-Solicitation of Customers. For that period commencing on the date hereof and ending one year after the date on which EMPLOYEE'S employment with the COMPANY terminates for any reason, whether voluntarily or involuntarily, EMPLOYEE shall not, without prior written consent of the COMPANY, directly or indirectly, , as an individual, sole proprietor, partner, stockholder, officer, director, employee, independent contractor, agent, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly traded company), solicit any customer or prospective customer of the COMPANY for the purpose of conducting business with any person or entity other than the COMPANY, or in any manner seek to induce any such customer to cease or refrain from doing business with the COMPANY. For purposes hereof, a customer of the COMPANY is defined to mean any customer doing business with the COMPANY during the time of the engagement of the EMPLOYEE and any prospective customer contacted by the COMPANY during such time.

7.  Covenant Not to Compete. For that period commencing 30 days after the date hereof and ending one year after the date on which EMPLOYEE's employment with the COMPANY terminates for any reason, whether voluntarily or involuntarily, EMPLOYEE shall not, without prior written consent of the COMPANY, directly or indirectly, as an individual, sole proprietor, partner, stockholder, officer, director, employee, independent contractor, agent, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly traded company): (a) engage in the business of developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed, sold or provided by the COMPANY while EMPLOYEE was employed by the COMPANY; (b) engage in any business in which EMPLOYEE provides services which are the same or substantially similar to the services which EMPLOYEE performed for the COMPANY; or (c) engage directly or indirectly with any of the Company's customers as prospects that have been contacted by Employee at any time on behalf of the Company.

8. Equitable Relief. EMPLOYEE agrees that any breach of this Agreement by him or her will cause irreparable damage to the COMPANY and that, in the event of such breach, the COMPANY shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of EMPLOYEE's obligations hereunder.

9. No Obligation of Engagement or Employment. EMPLOYEE understands that this Agreement does not create an obligation on the part of the COMPANY or any other person or entity to employ EMPLOYEE or to continue his or her engagement.

10. Employee Representations. EMPLOYEE hereby represents that:

(a)	EMPLOYEE is not obligated to any party to refrain from using or disclosing any trade secret or confidential or proprietary information or to refrain from competing, directly or indirectly, with the business of such party. If EMPLOYEE is so obligated, EMPLOYEE shall initial this provision, list any and all such agreements on Schedule B hereto and provide a copy of any and all such agreements to COMPANY. If no agreements are listed and provided, the EMPLOYEE warrants that none exists.
(b)	EMPLOYEE's performance of all the terms of this Agreement and as an EMPLOYEE of the COMPANY does not and will not breach any agreement or obligation to keep in confidence and not use or disclose any proprietary information, knowledge or data acquired by EMPLOYEE in confidence or in trust.

(c)	EMPLOYEE will not use or disclose to the COMPANY or induce the COMPANY to use any confidential or proprietary information or material belonging to any previous employer or others in connection with his or her performance of services for the COMPANY.
(d)	EMPLOYEE has not entered into, and EMPLOYEE agrees EMPLOYEE will not enter into, any agreement, either written or oral, in conflict herewith.

11. Waiver. Any waiver by the COMPANY of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

12. Requirement of A Writing. Any amendment to, waiver of, or modification of this Agreement or any provisions hereof shall be in writing.

13. Entire Agreement. This Agreement constitutes the entire agreement between the COMPANY and EMPLOYEE with respect to the subject matter hereof.

14. Severability and Construction. EMPLOYEE hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

15. Survival. EMPLOYEE's obligations under this Agreement shall survive the termination of his or her employment or engagement by the COMPANY regardless of the manner of such termination and shall be binding upon his or her heirs, executors, administrators and legal representatives.

16. Assignment. The COMPANY and any of its subsidiaries, subdivisions, or affiliates, shall have the right to assign this Agreement to their successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. EMPLOYEE hereby consents to the assignment of this Agreement by the COMPANY. This Agreement is personal to EMPLOYEE and shall not be assigned by him or her.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

18. Attorneys' Fees. In the event the COMPANY seeks to enforce the terms of this Agreement in a legal proceeding, the prevailing party in such a legal proceeding shall be entitled to recover reasonable attorneys' fees and costs including, but not limited to, reasonable attorneys' fees and costs incurred by the prevailing party in any appeal relating to the legal proceeding, or in any proceeding in bankruptcy.

IN WITNESS WHEREOF, EMPLOYEE and COMPANY have executed this NONDISCLOSURE, NON-SOLICITATION AND COVENANT NOT TO COMPETE AGREEMENT as a sealed instrument as of January 1, 2025.

DUOS TECHNOLOGIES GROUP, INC.	EMPLOYEE

By:
Title:	Signature

Christopher King
XXXX

SCHEDULE A

Rights to Inventions and Work Product

(if none or not applicable, please indicate so in writing below)

Employee

SCHEDULE B

Trade Secret, Confidentiality or Proprietary Information Agreements

Non Competition Agreements

(if none or not applicable, please indicate so in writing below)

Employee